AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1998.
                                                    REGISTRATION NO. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                      -----------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                    ESTERLINE TECHNOLOGIES CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                               13-2595091
   (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                          10800 N.E. 8TH STREET
                        BELLEVUE, WASHINGTON 98004
      (Address, Including Zip Code, of Principal Executive Offices)

        ESTERLINE TECHNOLOGIES CORPORATION 1997 STOCK OPTION PLAN
                         (Full Title of the Plan)

                           ROBERT W. STEVENSON
                EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
                          OFFICER AND SECRETARY
                    ESTERLINE TECHNOLOGIES CORPORATION
                          10800 N.E. 8TH STREET
                        BELLEVUE, WASHINGTON 98004
                 (Name and Address of Agent for Service)

                              (425) 453-9400
      (Telephone Number, Including Area Code, of Agent for Service)
                           --------------------

                                 COPY TO:

                           GREGG A. NOEL, ESQ.
                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                          300 SOUTH GRAND AVENUE
                                SUITE 3400
                      LOS ANGELES, CALIFORNIA 90071
                      -----------------------------

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                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================
TITLE OF SECURITIES TO     AMOUNT TO BE  PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGRE-  AMOUNT OF REGISTRATION
    BE REGISTERED           REGISTERED       PRICE PER SHARE (1)    GATE OFFERING PRICE (1)         FEE (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par
  value $.20 per share
  (including Series A
  Serial Preferred Stock
  Purchase Rights)         400,000(2)            $33.625              $13,450,000               $3,968
====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of common stock (including Series A Serial Preferred Stock Purchase Rights) of Esterline Technologies Corporation ("Common Stock") on the New York Stock Exchange on December 30, 1997.

(2) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Esterline Technologies Corporation 1997 Stock Option Plan.



                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


        The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Esterline Technologies Corporation, a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

               (b)    Annual Report on Form 10-K for the year ended
                      October 31, 1996;

               (d) Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 1997, April 30, 1997 and July 31, 1997; and

               (f) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, dated May 22, 1970 (File no. 0-3452).

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.    DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that any person may be indemnified by a Delaware corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of the corporation. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

        Article Eighth, Section 1 of the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation theories are expressly not permitted under the DGCL, as amended from time to time.

        Section 2 of said Article Eighth provides for indemnification of each director and officer who was or is a party or is threatened to be made a party to any action, suit or proceeding by virtue of his or her position as a director or officer to the fullest extent authorized or permitted by the DGCL, as amended from time to time. In addition, the Company has insurance policies that provide liability coverage to directors and officers while acting in that capacity.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.    EXHIBITS.

        Exhibit No.   Description

         4.1 Restated Certificate of Incorporation of the Company, dated March 14, 1990, as amended by Certificate of Amendment, dated March 14, 1990 (filed as Exhibit 19 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                      July 31, 1990 (File no. 1-6357) and incorporated herein by reference).

         4.2 Bylaws of the Company, as amended and restated as of December 15, 1988 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1988 (File no. 1-6357) and incorporated herein by reference).

         4.3          Form of Rights Agreement, dated as of
                      December 9, 1992, between the Company and Chemical Bank, which includes as Exhibit A thereto the form of Certificate of Designation, Preferences and Rights of Series A Serial Preferred Stock and as Exhibit B thereto the form of Rights Certificate (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed December 17, 1992 (File no. 1-6357) and incorporated herein by reference).

         5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

        23.1 Consent of Deloitte & Touche LLP, independent accountants.

        23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1).

        24.1 Power of Attorney (included on the signature page of this registration statement).


ITEM 9. UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 7th day of January, 1998.

                                    ESTERLINE TECHNOLOGIES CORPORATION


                                    By: /s/ Robert W. Stevenson
                                        ------------------------------------
                                        Robert W. Stevenson
                                        Executive Vice President,
                                        Chief Financial Officer and Secretary

                            POWER OF ATTORNEY

               Each person whose signature appears below constitutes and appoints Robert W. Stevenson his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on January 7th, 1998.


 /s/ Wendell P. Hurlbut
_____________________________     Chairman of the Board and Chief
 Wendell P. Hurlbut                 Executive Officer (Principal
                                    Executive Officer)


 /s/ Robert W. Stevenson
_____________________________     Executive Vice President, Chief
 Robert W. Stevenson                Financial Officer and Secretary
                                    (Principal Financial Officer)


 /s/ Robert D. George
_____________________________     Controller and Treasurer
 Robert D. George                   (Principal Accounting Officer)


 /s/ Richard R. Albrecht
_____________________________     Director
 Richard R. Albrecht


 /s/ Gilbert W. Anderson
_____________________________     Director
 Gilbert W. Anderson


 /s/ John F. Clearman
_____________________________     Director
 John F. Clearman


 /s/ Edwin I. Colodny
_____________________________     Director
 Edwin I. Colodny


 /s/ E. John Finn
_____________________________     Director
 E. John Finn


 /s/ Robert F. Goldhammer
_____________________________     Director
 Robert F. Goldhammer


 /s/ Jerome J. Meyer
_____________________________     Director
 Jerome J. Meyer


 /s/ Paul G. Schloemer
_____________________________     Director
 Paul G. Schloemer


 /s/ Malcolm T. Stamper
_____________________________     Director
 Malcolm T. Stamper



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

                              EXHIBIT INDEX

Exhibit No.      Description                                                    Page

     4.1 Restated Certificate of Incorporation of the Company, dated March 14, 1990, as amended by Certificate of Amendment, dated March 14, 1990 (filed as Exhibit 19 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1990 (File No. 1-6357) and incorporated herein by reference).

     4.2 Bylaws of the Company, as amended and restated as of December 15, 1988 (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1988 (File No. 1-6357) and incorporated herein by reference).

     4.3 Form of Rights Agreement, dated as of December 9, 1992, between the Company and Chemical Bank, which includes as Exhibit A thereto the form of Certificate of Designation, Preferences and Rights of Series A Serial Preferred Stock and as Exhibit B thereto the form of Rights Certificate (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed
                 December 17, 1992 (File No. 1-6357) and incorporated herein by reference).

     5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

    23.1         Consent of Deloitte & Touche LLP, independent accountants.

    23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1).

    24.1 Power of Attorney (included on the signature page of this registration statement).
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